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                                  EXHIBIT 23.5
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of our report dated May 6, 1999 relating to the financial statements and financial statement schedule, which appears in Interleaf, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 16, 2000